UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2004

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	0-18001	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

On November 15, 2004, William Lyon Homes (the “Registrant”), its primary operating subsidiary, William Lyon Homes, Inc. (the “Company”), the Registrant’s subsidiaries California Equity Funding, Inc., Duxford Financial, Inc., HSP Inc., Lyon Montecito, LLC, OX I Oxnard, L.P., PH-LP Ventures, PH-Rielly Ventures, PH Ventures—San Jose, Presley CMR, Inc., Presley Homes, St. Helena Westminster Estates, LLC, Sycamore CC, Inc., The Ranch Golf Club Co. and William Lyon Southwest, Inc. (collectively with the Registrant, the “Guarantors”) and UBS Securities LLC (the “Initial Purchaser”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the Initial Purchaser, upon the terms and subject to the conditions set forth in the Purchase Agreement, $150,000,000 aggregate principal amount of its 7 5/8% Senior Notes due 2012 (the “Notes”) at a price of 99% of the principal amount of the Notes, plus accrued interest, if any, from November 22, 2004 to the closing date, which is expected to be November 22, 2004. The Notes will be guaranteed by the Guarantors, including the Registrant. The Notes are being sold to qualified institutional investors in a transaction complying with Rule 144A of the Securities Act of 1933.

The terms of the Purchase Agreement were established in arms-length negotiations with the Initial Purchaser. From time to time, the Initial Purchaser has provided investment banking, general financing and advisory services to the Registrant and its affiliates in the past and may do so in the future. It receives, and expects to receive, customary fees and commissions for these services.

Amendment No. 2 to Credit Agreement

On November 15, 2004, Duxford Financial, Inc. (“Duxford”), a California corporation and wholly-owned subsidiary of the Registrant, Bayport Mortgage, L.P. (“Bayport Mortgage”), and Guaranty Bank entered into that certain Amendment No. 2 to Credit Agreement (the “Amendment”). The Amendment amended the Credit Agreement dated as of August 29, 2003 among Duxford, Bayport Mortgage and Guaranty Bank, as amended, to permit Duxford to guaranty the obligations of the Company with respect to the Notes.

The terms of the Amendment were established in arms-length negotiations with Guaranty Bank. Guaranty Bank also acts as a lender to the Company under a separate credit facility. In addition, Guaranty Bank and its affiliates may act as lenders to the Registrant and its affiliates in the future. They receive, and expect to receive, customary fees for these services.

The above descriptions of the Purchase Agreement and the Amendment do not purport to be complete statements of the parties’ rights and obligations under the Purchase Agreement or the Amendment. The above descriptions are qualified in their entirety by reference to the Purchase Agreement and the Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement

To the extent relevant, the disclosure contained in “Item 1.01 Entry into a Material Definitive Agreement” and Exhibit 10.1 to this Current Report on Form 8–K are incorporated in this Item 2.03 by reference.

Item 9.01. Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of November 15, 2004, by and among William Lyon Homes, Inc., its parent William Lyon Homes and its subsidiaries California Equity Funding, Inc., Duxford Financial, Inc., HSP Inc., Lyon Montecito, LLC, OX I Oxnard, L.P., PH-LP Ventures, PH-Rielly Ventures, PH Ventures—San Jose, Presley CMR, Inc., Presley Homes, St. Helena Westminster Estates, LLC, Sycamore CC, Inc., The Ranch Golf Club Co. and William Lyon Southwest, Inc., as Guarantors, and UBS Securities LLC, as the Initial Purchaser.

10.2	Amendment No. 2 to Credit Agreement, dated as of November 15, 2004, by and among Duxford Financial, Inc., Bayport Mortgage, L.P., and Guaranty Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated November 19, 2004

By:	/s/ Michael D. Grubbs
Michael D. Grubbs
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Purchase Agreement, dated as of November 15, 2004, by and among William Lyon Homes, Inc., its parent William Lyon Homes and its subsidiaries California Equity Funding, Inc., Duxford Financial, Inc., HSP Inc., Lyon Montecito, LLC, OX I Oxnard, L.P., PH-LP Ventures, PH-Rielly Ventures, PH Ventures—San Jose, Presley CMR, Inc., Presley Homes, St. Helena Westminster Estates, LLC, Sycamore CC, Inc., The Ranch Golf Club Co. and William Lyon Southwest, Inc., as Guarantors, and UBS Securities LLC, as the Initial Purchaser.

10.2	Amendment No. 2 to Credit Agreement, dated as of November 15, 2004, by and among Duxford Financial, Inc., Bayport Mortgage, L.P., and Guaranty Bank.